EXHIBIT 99.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is made this 9th day of December, 2005, by and between Sport Chalet, Inc., a Delaware corporation ("Employer"), and Norbert J. Olberz ("Executive").

RECITALS

A. WHEREAS, Employer and Executive entered into that certain Employment Agreement (the "Employment Agreement"), dated as of April 1, 2000, regarding the employment of Executive by the Employer; and

B. WHEREAS, Employer and Executive desire to amend the Employment Agreement in certain respects.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. Section 3 of the Employment Agreement hereby is amended in its entirety to read as follows:

" 3.1 Compensation. As compensation for the services to be performed hereunder, Executive shall receive a salary in the amount of one hundred and fifty thousand dollars ($150,000) per annum commencing on October 1, 2005 payable in arrears in equal installments not less than once per month on the first business day of each month with respect to the preceding calendar month (or part thereof) of employment during the Employment Term."

2. Any and all other terms and conditions contained in the Employment Agreement shall remain in full force and effect and are hereby reaffirmed.

IN WITNESS WHEREOF, the Employer and Executive have executed, or caused their duly authorized representatives to execute this Amendment as of the date first above written.

SPORT CHALET, INC.

By	/s/ Howard K. Kaminsky
Howard K. Kaminsky,
Executive Vice President - Finance, Chief Financial Officer and Secretary

EXECUTIVE

By	/s/ Norbert J. Olberz
Norbert J. Olberz